READING INTERNATIONAL,  INC.

2010 STOCK INCENTIVE PLAN STOCK OPTION AGREEMENT

[Non-Director]

Unless otherwise defined herein, capitalized terms used in this Stock Option Agreement (this "Option Agreement") shall have the meanings ascribed in the Reading International, Inc. ("Reading" or the "Company") 2010 Stock Incentive Plan, as amended (the "Plan").

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

The Company is pleased to inform you that, subject to the terms and conditions of the Plan and this Option Agreement, you have been granted an Option to purchase shares of the Company's Class A Non-voting Common Stock("Option Shares"), as follows:

Grant Number:

Date of Grant:

Vesting Commencement  Date:

Exercise Price per Share:

Number of Option Shares:

Total Exercise Price:

Type of Option:                                                                             Incentive  Stock  Option  ("ISO")

                                       Nonstatutory Stock Option ("NSO")

Term/Expiration    Date:

Vesting Schedule:            The Option shall become vested and exercisable in accordance with the following schedule:

II.	AGREEMENT

AGrant of Option.

The Board hereby grants to the Optionee named in the Notice of Grant contained in Part I of this Option Agreement (the "Notice of Grant") an Option (this "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 12 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement , the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code; however, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule described in Section 10(d) of the Plan it shall be treated as a Nonstatutory Stock Option.

B.	Vestin g of Option Shares.

(a) Vestin g Schedule.  The Option Shares as to which the Option shall have vested at any time in accordance with the terms of the Vesting Schedule set forth in the Notice of Grant are referred to as "Vested Shares," and the Option Shares that shall not have vested are referred to as "Unvested Shares."  All of the Option Shares are Unvested Shares as of the date of this Option Agreement.

(b) Termination of Unvested Shares Upon Early Termination of Employment. If the Optionee ceases to remain employed by the Company for any reason, (i) the Option shall immediately and automatically cease to be exercisable for any Unvested Shares as of the date of termination of employment and (ii) the Optionee shall immediately and automatically cease to have any right under the Option with respect to Unvested Shares as of the date of termination of employment.  In such event, this Option Agreement shall remain in full force and effect with respect to any Vested Shares.

C.	Acceleration of Vesting .

(a) In the event of Optionee's death or Disability (as defined in the Plan), all Unvested Options shall immediately vest as of the date of death or Disability.

(b) In the event that, within twenty-four months after a Change in Control, Optionee is Terminated Without Cause by the Company or any successor Person, or Resigns For Good Reason, and the Optionee is not a Participant in such Change in Control, the vesting of all Unvested Options which are not otherwise fully vested shall automatically accelerate so that all such Unvested Options shall, immediately when the Optionee is Terminated Without Cause or Resigns for Good Reason, become fully vested, free of all restrictions.

(c) In the event of a Corporate Transaction in which the Unvested Options are not to be Appropriately  Replaced at or prior to the effective time of such Corporate Transaction, the vesting of all Unvested Options which are not otherwise fully vested shall automatically  accelerate so that all such Unvested Options shall, immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions.

(d) In the event that, within twenty-four months after a Corporate Transaction at or prior to which the Unvested Options have been Appropriately Replaced, Optionee is Terminated Without Cause by the Company or any successor Person, or Resigns For Good Reason, and the Optionee is not a Participant in such Corporate Transaction, the vesting of all Unvested Options (or the substitute awards by which the Unvested Options are Appropriately Replaced) which are not otherwise fully vested shall automatically accelerate so that all such Unvested Options (or such substitute awards) shall, immediately when the Optionee is Terminated Without Cause or Resigns For Good Reason, become fully vested, free of all restrictions.

(e) For purposes of this Section II.C.:

(i) Unvested Options shall be considered "Appropriately Replaced" if, in addition to providing for acceleration as provided in clause (d) of this Section II.C., at or prior to the Corporate Transaction, in the judgment  of the Committee as constituted at the time the Corporate Transaction is proposed or announced to the Company {the "Evaluating Committee"), the Unvested Options or a substituted award will confer the right to receive, for each share of Common Stock that may be received pursuant to the Unvested Options existing immediately prior to the Corporate Transaction, on substantially the same vesting and other terms and conditions (including acceleration if the Optionee is Terminated Without Cause or Resigns For Good Reason) as were applicable to the Unvested Options immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) to be received in the Corporate Transaction by holders of Common Stock for each such share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration to be received in the transaction constituting a Corporate Transaction is not solely cash and/or common stock of the successor company or its parent or subsidiary, the Evaluating Committee may, if the obligations are to be assumed by the successor company, or its parent or subsidiary, approve that the consideration to be received upon the exercise or vesting of the Unvested Options (or the substituted award) will be common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per-share consideration received by holders of Common Stock in the transaction constituting a Corporate Transaction.   The determination of such substantial equality of value of consideration shall be made by the Evaluating Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)	The term "Change in Control" shall mean:

(A) a change, after the Grant Date, in the composition of the Board such that the Incumbent Board ceases for any reason to constitute at least a majority of the Board; or

(B) after the Grant Date a Person (as defined below) other than a Permitted Holder (as defined below) becomes the "Beneficial Owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of the then outstanding Voting Securities of the Company; provided, however, that a Change in Control shall not be deemed to have occurred for purposes of this clause (B) solely as the result of:

(1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company,

(2) any repurchase of securities by the Company,

(3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, and

(4) any acquisition pursuant to a transaction that is excluded from the definition of Corporate Transaction pursuant to approval by the Incumbent Board.

(iii)	The term "Corporate Transaction" shall mean:

(A) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, whether directly or indirectly through the sale of any one or more of the Company's subsidiaries or the assets of such one or more subsidiaries; excluding, however, any such transaction approved by the Incumbent Board (as defined below); or

(B) the liquidation or dissolution of the Company.

(iv) The term "Incumbent Board" shall mean the individuals who, as of the Grant Date, constitute the entire Board together with any individual(s) who becomes a member of the Board subsequent to the Grant Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the then-Incumbent Board (or deemed to be such pursuant to this proviso); provided, however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

(v) The term "Participant" in a Change in Control or a Corporate Transaction shall mean any Person who, after such Change in Control or Corporate Transaction either (a) is or controls any Person whose acquisition or control of securities of the Company gives rise to the Change in Control pursuant to Section II.C.(e)(ii)(B)  above, or (b) is or controls any Permitted Holder as of the effective date of such Change in Control or Corporate Transaction but was not or did not control such Permitted Holder as of the date hereof.

(vi) The term "Permitted Holder" shall mean (i) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) any Person who, since the Grant Date, has continuously been the Beneficial Owner of not less than thirty percent (30%) of the Voting Securities, or (iii) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause (ii).

(vii) The term "Person" shall mean any individual  (whether acting in an individual capacity or in a representative capacity so as to have sole or shared voting power of Voting Securities), entity (including, without limitation, any corporation, charitable or not-for profit corporation, private foundation, partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder.

(viii) The term "Resigns For Good Reason" shall mean the termination by Optionee of Optionee's Services or election not to continue to provide such Services for Good Reason.  The term "Good Reason" shall mean: [ in the case of an employee, (A) a material, adverse change in the Optionee's authority, duties or responsibilities; (B) a material, adverse change in the authority, duties or responsibilities of the Optionee's supervisor (including, for example, requiring the Optionee to report to another officer, instead of the Board); (C) a material reduction in the Optionee's base salary or a  material reduction in the Optionee's bonus opportunity, equity compensation or other material component of overall compensation; (D) a material reduction in Optionee's indemnification rights, directors and officers insurance coverage, (E) a relocation of the Optionee's principal place of employment by more than ten (10) miles; or (F) the employer's material breach of the Optionee's employment agreement;][in the case of a consultant: (A) any material, adverse change in the Optionee's compensation or work arrangements under the control of the Company, (B) any reduction in Optionee's indemnification rights and/or insurance coverage if such rights or coverage are a contractual obligation of the Company for the benefit of the consultant, or (C) any material, adverse change under the control of the Company in the manner or location required for the performance of Optionee's Services)];  provided, however, that Optionee shall give written notice to the Company or the successor entity of any events giving that would constitute

Good Reason within ninety (90) days of date on which such facts or events arise, the Company or such successor shall have not less than thirty (30) days' opportunity to cure, and  Optionee shall terminate his or her [employment/consultancy]  not later than thirty (30)  days of the failure of the Company or such successor to timely cure.

(ix) Services shall mean Optionee's [services as a consultant to/services as an employee of] the Company or any successor.

(x) The term "Terminated without Cause" shall mean the termination of the Optionee's [services as a consultant to/employment with]  the Company or any successor Person (including the failure to renew, extend or continue, as applicable) for any reason other than Cause.  The term "Cause" shall mean: (A) the repeated failure or refusal of Optionee to perform the duties or render the services consistent with Optionee's title and position or in the case of a consultant, pursuant to consultant's agreement or agreed scope of services, which failure is not cured within thirty (30) days after written notice is delivered to Optionee; (B) fraud, embezzlement or other theft; (C) conviction of, or plea of guilty or nolo contendere to, a felony or gross misdemeanor involving moral turpitude; (D) intentional or gross misconduct or neglect that causes harm to the Company or its successor; or (E) substance abuse that affects the Optionee's performance.

(xi) The term "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation, or other interests having comparable rights to elect managers or fiduciary persons or boards in noncorporate entities.  As of the date hereof, the Voting Securities of the  Company includes the shares of Class 8 Common Stock of the Company.

D.	Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice in substantially the form attached hereto as Exhibit A, or such other form as the Board may approve (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, pursuant to Part II(D)(c) of this Option Agreement. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

(c) Method of Payment and Consideration.  Payment of the aggregate Exercise Price shall be by any method permitted under the Plan by the payment or transfer of any Consideration permitted under the Plan.

E.	Non-Transferability of Option.

This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, if the Option granted to Optionee herein is an NSO, the Optionee, may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, will thereafter be entitled to exercise this Option. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

F.	Exercise Period; Term of Option.

This Option may be exercised for three months after Optionee ceases to be employed by the Company, or in the case of a consultant, ceases to be a consultant to the Company, to the extent this Option was exercisable on the date Optionee ceases to be an employee, or a consultant, as the case may be, of the Company.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to be an employee or a consultant, as the case may be of the Company, to the extent this Option was exercisable on the date Optionee ceases to be an employee or a consultant, as the case may be.  In no event, however, shall this Option be exercised later than the Term/Expiration Date set out in the Notice of Grant.

G.	Tax Obligations.

(a) Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and/or foreign income and employment tax withholding requirements applicable to the Option exercise as provided in the Plan (including, without limitation, the withholding of Shares otherwise issuable upon exercise of the applicable Option). Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered (either in cash, or by withholding of Shares otherwise issuable upon exercise of the applicable Option or through such other method of satisfaction as may be provided under the Plan) at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

H.	Entire Agreement; Governing Law.

The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee . This agreement is governed by the internal substantive laws, but not the choice of law rules, of Nevada.

I.NO GUARANTEE OF CONTINUED EMPLOYMENT OR RETENTION. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF

SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR RETENTION AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE  FURTHER ACKNOWLEDGES  AND AGREES THAT THIS OPTION AGREEMENT,  THE TRANSACTIONS  CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR RETENTIONAS A CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  By your signature below, you acknowledge and agree that you have reviewed the Plan and this Option Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

[Signature page follows]

This Option Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

OPTIONEE:                                                                    READING INTERNATIONAL, INC.

By:
Sognature	Name
Title

Print Name

EXHIBIT A

NOTICE OF EXERCISE OF OPTION TO PURCHASE COMMON  STOCK

Name:

Address:

SSN:

Date:

Reading International, Inc. Attention: Corporate Secretary

5995 Sepulveda Blvd, Suite 300 Culver City, California 90230

Re:Exercise of Stock Option Ladies and Gentlemen:

I elect to purchase                      shares of Class A Non-voting Common Stock of Reading International, Inc. (the "Company") pursuant to the Reading International, Inc. Stock Option Agreement dated                                                                           and the Reading International, Inc. 2010 Stock Incentive Plan, as amended.  The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice) or (ii) in the case of a Broker-assisted cashless exercise (as indicated below), the date of this notice.

On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):

[  ]       Cash: by delivering cash to the Company for $

[    ]       Check: by delivering a check made payable to the Company for $

[    ]       Other Company Shares: by delivering for surrender or delivering of an assignment of other shares of the Company's Common Stock of the same class as the Shares, as provided in the Plan.

[    ]       Net Exercise:   as provided in the  Plan.

[   ]       Approved  Cashless  Exercise:    as  provided  in the  Plan.

[    ]       Cash From Broker: by delivering the purchase price from                                   , a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker").   I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

On or before the Exercise Date, I will pay (or otherwise provide for as provided in the Plan) any applicable tax withholding obligations.

Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

Very truly yours,

AGREED TO AND ACCEPTED: READING INTERNATIONAL,  INC.

By:

Title:

Number of Option Shares Exercised:

Number of Option Shares Remaining

Date: